Exhibit 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          EAST WEST DISTRIBUTORS, INC.

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     EAST WEST DISTRIBUTORS,  INC., a corporation incorporated under the laws of the State of Nevada on December 13, 2004, desires to amend and restate in its entirety its Articles of Incorporation pursuant to Chapters 78.390 and 78.403 of the Nevada Revised States. These Amended and Restated Articles of Incorporation have been adopted by the sole stockholder of the Corporation by written consent dated March 23, 2005.

                                   ARTICLE I

                                      Name
                                      ----

     (a) The name of the corporation is EAST WEST DISTRIBUTORS, INC. (the "Corporation").

     (b) The address of the Corporation's registered office in the State of Nevada is National Corporate Research, 202 S. Minnesota, Carson City, Nevada 89703, (213)452-4471; and the name of the registered agent of the Corporation at such address is Richard Arthur.

                                   ARTICLE II

                                     Purpose
                                     -------

     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes ("NRS").

                                  ARTICLE III

                                  Capital Stock
                                  -------------

     The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Four Hundred Twent-five Million (425,000,000). Of such shares, (i) Four Hundred Million (400,000,000) shares shall be common stock, par value one-tenth of one cent ($0.001) per share ("Common Stock"), and
(ii) Twenty-five Million (25,000,000) shares shall be preferred stock, par value one-tenth of one cent ($0.001) per share ("Preferred Stock"). The following is a statement of the designations, preferences, limitations, and relative rights, including voting rights, in respect of the classes of stock of the Corporation and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

                                 A. Common Stock

               Section 1. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.


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               Section 2. Subject to the prior rights and  preferences,  if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) when, if and as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

                               B. Preferred Stock

               Section 1. Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, limitations and relative rights, including voting rights, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate each series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the preferences, limitations and relative rights, including voting rights, of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. The relative powers, rights, preferences and limitations may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

                    (a) The designation of such series;

                    (b) The number of shares initially constituting such series;

                    (c) The rate or rates  and the times at which  dividends  on the shares of such series  shall be paid,  the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative, or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends, or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of shares of the Corporation (whether now or hereafter authorized), or any combination thereof, and the other terms and conditions, if any, applicable to dividends on shares of such series;


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                    (d)  Whether  or not the  shares  of such  series  shall  be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share that shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates, and whether such amount shall be payable in cash, property or rights, including securities of the Corporation or another corporation;

                    (e) The  rights of the  holders  of  shares  of such  series
               (which may vary depending upon the circumstances or nature of such liquidation, dissolution or winding up) in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series.

                    (f) Whether or not the shares of such series shall have voting powers and, if such shares shall have such voting powers, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share; provided, however, that the right to cumulate votes for the election of directors is expressly denied and prohibited;

                    (g) Whether or not a sinking  fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

                    (h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

                    (i) Whether or not the shares of such series,  at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

                    (j) Whether or not the shares of such series,  at the option of either the Corporation or the holder or upon the happening of a specified event, shall be exchangeable for securities, indebtedness or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and


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                    (k) Any other  preferences,  limitations and relative rights as shall not be inconsistent with the provisions of this Article III or the limitations provided by law.

               Section 2. Except as otherwise required by law, in the Corporation's Amended and Restated Articles of Incorporation, or in any resolution of the Board of Directors creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote separately as a class along with the holders of shares of one or more other classes or series of stock with respect to any matter submitted to a vote of the stockholders of the Corporation.

                                   ARTICLE IV

                               Board of Directors
                               ------------------

     (a) The business and affairs of the Corporation shall be managed by the Board of Directors. The board of directors shall meet on a regular basis as determined by resolution of the Board of Directors or in accordance with the bylaws of the Corporation. The number of directors constituting the Board of Directors shall be set as provided in the bylaws of the Corporation.

     (b) Directors need not be elected by written ballot unless the bylaws of the Corporation shall so provide.

     (c) No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; provided, however, such limitation does not limit the liability of a director to the Corporation for (a) acts of omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Section
78.300 of the Act.

                                   ARTICLE V

                            Meetings of Stockholders
                            ------------------------

     Meetings of the stockholders may be held within or without the State of Nevada, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

                                   ARTICLE VI

                               Perpetual Existence
                               -------------------

     This Corporation shall have perpetual existence.


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                                  ARTICLE VII

                              Amendments and Repeal
                              ---------------------

     (a) Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of at least 66-?% of the outstanding shares of the Common Stock of the Corporation shall be required to amend or repeal Articles IV or this Article VIII of these Amended and Restated Articles of Incorporation or to adopt any provision inconsistent therewith. Further, the affirmative vote of at least 66-?% of the outstanding shares of the Common Stock of the Corporation shall be required to amend, repeal or replace the bylaws of the Corporation.

     (b) This Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Nevada, and all rights herein conferred are granted subject to this reservation.

                                  ARTICLE VIII

                                 Indemnification
                                 ---------------

     (a) The Corporation shall indemnify any person who was, or is threatened to be made, a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation, or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or similar functionary of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Nine is in effect. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

     (b) The Corporation may, pursuant to approval by the Board of Directors, additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     (c) As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

                            [Signature page follows]





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     IN WITNESS  WHEREOF,  the Corporation has caused these Amended and Restated
Articles of Incorporation to be duly executed and acknowledged by its Chairman of the Board and President on this _____ day of March 2005.




                             EAST WEST DISTRIBUTORS, INC.


                          By: /S/ Gerald N. Kern
                             ---------------------------------------------------
                             Gerald N. Kern, Chairman of the Board and President












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